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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[    ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[    ] Definitive Proxy Statement

[X]  Definitive Additional Materials

[    ] Soliciting Material Pursuant to 240.14a-118 or 240.14a-12

                                DIGITAL LAVA INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ____ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and
         0-11.

     1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

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     5)  Total fee paid:

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[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

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     2)  Form, Schedule or Registration Statement No.:

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     3)  Filing Party:

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     4)  Date Filed:

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FOR MORE INFORMATION:
                                                           FOR IMMEDIATE RELEASE
Digital Lava contact:
DANNY GAMPE
310/577-0200
dannyg@digitallava.com

                   DIGITAL LAVA INC. POSTPONES ANNUAL MEETING

MARINA DEL REY, CALIF. (MAY 30, 2000) - Digital Lava Inc. (DGV: AMEX), today announced that its Annual Meeting of Stockholders originally scheduled to be held at 3:00 p.m. on May 31, 2000 is being postponed until a later date, which the company presently anticipates will be in early July. The purpose of this change is to allow Digital Lava's stockholders to consider an additional proposal related to the company's financing alternatives and to authorize the issuance of additional shares. The rules of the American Stock Exchange, on which Digital Lava's shares are listed, require stockholder approval of share issuances under certain circumstances. Therefore, in order to comply with the rules of the American Stock Exchange and to allow stockholders time to consider this proposal in light of the information presented in the company's current proxy statement, the company will provide stockholders with a supplemental proxy statement with more information about the proposed transaction. Digital Lava will hold its Annual Meeting as soon as practicable following the distribution of supplemental proxy materials.

ABOUT DIGITAL LAVA
Digital Lava is a communications Application Services
Provider (ASP) that offers rich mixed media software applications that seamlessly link digital video and audio content with a variety of other formats such as text, graphics, animation and web links. Our robust in-house service offering provides a turnkey solution that delivers rich media quickly and efficiently. These solutions provide end-users with a fully integrated and interactive experience on their computer desktops delivered via the Internet, Intranet, extranet, DVD, CD-ROM or any combination. Our business-to-business solutions are employed by Fortune 1000 companies in corporate communications, sales, marketing and training applications. Digital Lava's partners and clients include Microsoft, InterVu,

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RealNetworks, Cisco Systems, Dell Computers, Hewlett Packard, KPMG, Prudential
Insurance, Lotus Development Corporation, Shell Chemical and Zurich-American Insurance. Digital Lava is headquartered in Marina del Rey, California. For additional information, please visit Digital Lava's Web site at Http://www.digitallava.com or call 1-888-222-LAVA.

                                       ###
THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS CONCERNING the
   BUSINESS AND PRODUCTS OF THE COMPANY. ACTUAL RESULTS MAY DIFFER FROM THOSE PROJECTED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS DEPENDING ON A NUMBER OF
      RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO THE FOLLOWING:
    DEVELOPMENT, SHIPMENT AND MARKET ACCEPTANCE. OTHER RISKS INHERENT IN THE BUSINESS OF THE COMPANY ARE DESCRIBED IN SECURITIES AND EXCHANGE COMMISSION
 FILINGS, INCLUDING THE COMPANY PROSPECTUS ON FORM SB-2. THE COMPANY UNDERTAKES
  NO OBLIGATION TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS TO REFLECT
            EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE.